Exhibit 10.1
AGREEMENT
This agreement (“Agreement”) is entered into by and between Triangle Capital Corporation (“TCC”) and its Affiliates and related parties (collectively, “Triangle”) and Brent P. W. Burgess (“Executive”). “Affiliate” means any person or entity controlled by, or under common control with, TCC.

WHEREAS, Executive is a founder of Triangle’s predecessor, has a long tenure with Triangle, and has intimate familiarity with Triangle’s business, including its investment portfolio, clients, customers and employees.

NOW, THEREFORE, the parties hereto agree as follows:

1.
Resignation: Effective as of October 14, 2016, Executive resigns all of his positions with Triangle, including as an employee, officer and director of TCC and as a member of any investment committee of Triangle. Executive represents that his resignation is not due to any dispute or disagreement with Triangle. Triangle shall pay Executive all unpaid salary through October 14, 2016 and all accrued but unused vacation leave through such date, less any applicable tax withholding or other required or authorized reductions.

2.	Consideration: Conditioned upon Executive’s compliance with the terms of this Agreement:

a.
Restricted Stock: Executive’s rights to 93,284 unvested restricted stock awards, which consists of unvested tranches from annual awards made to Executive in 2013, 2014, 2015 and 2016, shall be fully vested as of the Effective Date (as defined below).

b.
Deferred Compensation: Executive’s rights to receive his share of unvested amounts credited to TCC’s Executive Deferred Compensation Plan shall be fully vested as of the Effective Date and shall be paid to Executive in accordance with the terms of the plan.

c.
Cash Payment: After the Effective Date, TCC shall pay Executive a total of $250,000, which amount shall be payable in substantially equal installments over the period commencing with the first payroll period beginning after the Effective Date and ending with the last payroll period ending on or before December 31, 2017.

d.
COBRA: After the Effective Date, TCC shall pay 100% of the cost of COBRA continuation coverage for Executive (and his eligible dependents) under Triangle’s medical and dental plans through December 31, 2017, provided, that Executive has timely elected such COBRA continuation coverage, provided further that such payments shall cease on the earlier of the date Executive becomes (i) no longer eligible for COBRA, or (ii) employed and is eligible to receive comparable health care benefits under another employer-provided health plan.

e.
Life Insurance: As soon as practicable after the Effective Date, Triangle will transfer ownership to Executive of the $1,000,000 term life insurance policy Triangle owns covering the life of Executive (“Key Man Policy”). In addition, Triangle shall pay the annual premium due in 2017 for (i) the Key Man Policy, and (ii) the existing $2,000,000 term life insurance policy issued to Executive as an employee benefit from Triangle, in each case so as to provide continued coverage through December 31, 2017.

f.
Press Release: TCC shall provide Executive with an advance draft of the proposed press release announcing Executive’s resignation, solicit Executive’s comments on the same, and will work in good faith with Executive on mutually acceptable language, provided that the terms of the final press release (“Press Release”) shall be determined in the sole discretion of TCC.

g.
Attorneys’ Fees: TCC shall pay Executive’s attorney an amount up to $5,000 to compensate him for advising Executive regarding the terms of this Agreement. Executive shall forward his attorney’s invoice for such services to TCC within 30 days following the Effective Date.

h.
Email: TCC shall provide Executive with an advance draft of the proposed message which will be received by anyone who sends an email to his Triangle email address after October 14, 2016, advising the recipient of both Executive’s personal email address and an appropriate business contact at Triangle, and will work in good faith with Executive on mutually acceptable language, provided that the terms of the message shall be determined in the sole discretion of TCC.

3.	Covenants. By signing below, Executive agrees that:

a.
Confidentiality: (i) Prior to TCC issuing the Press Release, Executive shall not disclose his resignation to anyone in any form, other than orally to his spouse and his legal and financial advisors, provided further that early disclosure by any of them shall constitute a breach by Executive. During his employment with Triangle and thereafter, Executive shall not, except in the good faith performance of his duties for Triangle, or with the express written approval of the Chief Executive Officer of TCC (the “CEO”), directly or indirectly, (A) copy, disclose, utilize, exploit, or make available to any other person or entity any Confidential Information which has come into his possession, custody, or control in the course of his employment with Triangle or its predecessors, or (B) use any such Confidential Information for his own personal use or advantage or the use or advantage of any other person or entity other than Triangle, or make any such Confidential Information available to others. “Confidential Information” means all confidential information, proprietary information, or trade secrets (whether oral or written, whether maintained in hard copy, electronically (including, without limitation, in email or text messages), or otherwise) regarding the business or affairs of Triangle, or of third parties under which Triangle is subject to a confidentiality obligation (including, as applicable, actual or potential counterparties, investors, and other third parties), including, without limitation, non-public information as to any Triangle products; services; systems; designs; inventions; finances (including revenues, earnings and dividends, as well as forward-looking statements previously made); marketing plans; prospects; pricing; trading; trading strategies and methodologies; portfolio management strategies; programs; methods of operation; prospective and existing contracts; business plans, procedures, and strategies; costs; profits; databases; personnel (including but not limited to personal information about any employees, directors or shareholders of Triangle); operational methods; financial models; potential transactions; pending negotiations; computer programs; algorithms; pending patent applications; systems; negotiations; lists of actual and/or prospective clients and/or investors; financial results; business developments; internal controls; and security procedures. The foregoing is not an exhaustive list, and Confidential Information also may include, without limitation, any other information, documents or materials that may be identified as confidential or proprietary, or which would otherwise appear to a reasonable person, in the context in which the information, documents, or materials were received, provided, or learned, to be confidential. Confidential Information does not include (x) information which shall have been (as of the date of this Agreement, or in the future, as of a date prior to Executive’s alleged breach) lawfully and without breach of obligation made available to the general public without restriction, or (y) information which Executive can prove, by documentary evidence, was previously known to him prior to the term of his employment with Triangle and its predecessors.
(ii) Nothing in this Agreement, or any other agreement or Triangle policy shall prevent Executive from responding to any lawful subpoena or other legal process or sharing any Confidential Information or other information with regulators or appropriate governmental agencies without notice to Triangle, whether in response to subpoena or otherwise, under the whistleblower provisions of federal law or regulation, and no prior authorization or notification is required prior to Executive making any such reports or disclosures, provided, that no attorney client privilege shall be waived. Triangle shall not seek to hold Executive criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that is made: (A) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney and solely for the purpose of reporting or investigating a suspected violation of law, or (B) in a complaint or other document that is filed under seal in a lawsuit or other proceeding.  If Executive files a lawsuit for retaliation by Triangle for reporting a suspected violation of law, he may disclose trade secrets to his attorney and use the trade secret information in the court proceeding if he (x) files any document containing the trade secret under seal, and (y) does not disclose the trade secret, except pursuant to court order.

b.
Return of Property: Upon request of the CEO, Executive agrees to deliver to TCC and Triangle (and not retain any copies of) all property, proprietary materials, Confidential Information, documents, and computer media in any form (and all copies thereof) relating or belonging to Triangle or any third parties under which Triangle is subject to a confidentiality obligation (including, as applicable, actual or potential counterparties, investors, and other third parties) that is in Executive’s possession, custody, or control, including but not limited to all: manuals; photographs; non-public reports; spreadsheets; analyses; memoranda; correspondence; non-public lists of actual and/or prospective clients and/or investors; plans; software; equipment (including, but not limited to, computers, cellular telephones, and other Triangle-

owned devices, and computer software); computer system and software passwords, access codes, and authorization codes (to the extent such codes relate in whole or in part to Triangle’ business, data rooms, systems, sites, or information); and all Triangle identification, keys, credit cards, and other property. Executive agrees to make his personal devices containing Confidential Information available, upon reasonable request of the CEO, to have any Confidential Information removed.

c.
Non-Solicitation: During his employment with Triangle and thereafter through December 31, 2017, Executive shall not, without the prior written consent of the CEO (which may be granted or withheld in his sole and absolute discretion), directly or indirectly, (i) solicit, hire, recruit, or retain any person who as of the Effective Date or at any time during the three (3) months preceding such date, is or was an employee or a Contractor or Consultant of Triangle; or (ii) aid, assist, direct, or encourage others to solicit, hire, recruit, or retain any person who as of the Effective Date or at any time during the three (3) months preceding such date, is or was an employee or a Contractor or Consultant of Triangle. The term "Contractor or Consultant" means any individual providing personal services to Triangle who is not an employee and who commits a substantial portion of his or her business time to Triangle.

d.
Nondisparagement: During his employment with Triangle and thereafter, Executive will not, whether in private or in public, directly or indirectly, make, publish, encourage, ratify, or authorize, or aid, assist, direct or encourage any other person or entity in making or publishing, any statements that in any way defame, , malign, impugn, denigrate or disparage TCC, Triangle, or any directors, employees, Contractors or Consultants of Triangle, or place any such person or entity in a negative light. This clause (d) is subject in its entirely to clause 3(a)(ii) above. TCC shall ask its executive officers not to, whether in private or in public, directly or indirectly, make, publish, encourage, ratify, or authorize, or aid, assist, direct or encourage any other person or entity in making or publishing, any statements that in any way defame, malign, impugn, denigrate or disparage Executive, or place Executive in a negative light.

e.
Non-Compete: During his employment with Triangle, and thereafter through December 31, 2017, Executive agrees not to directly, indirectly or through an affiliate: (i) organize, own, operate or otherwise participate in or carry on any business (either financially as an owner of such business or of the person that controls such business, or as an employee, director, officer, consultant or agent or in any capacity that calls for the rendering of personal services, advice, or acts of management, operation or control or in any other manner whatsoever) that involves a publicly-traded, non-traded or private Business Development Company, Small Business Investment Company (“SBIC”), private fund seeking to become an SBIC, or other private fund or similar entity, which primarily engages in a debt-focused investment strategy geared towards private companies doing business in the United States with annual revenues of $20,000,000 to $350,000,000 (the “Business”), provided that the foregoing shall not prohibit Executive from working for a commercial bank in a traditional commercial lending position; or (ii) on his own behalf or on behalf of any other person or entity other than Triangle, contact or call on any person or entity who is a client, customer or vendor of Triangle as of the Effective Date, or any prospective client, customer or vendor who Triangle has actively pursued (or actively planned to pursue) in the three (3) months preceding the Effective Date, to (A) solicit business which is competitive with the Business, (B) induce the termination of, or inhibit the establishment, renewal or extension of, any business or relationship with Triangle, or (C) divert, take away, or otherwise harm Triangle’s business or relationship. The term “clients” shall include private equity sponsors.

f.
Cooperation: After the Effective Date, at the written request of the CEO, Executive will make himself available to cooperate and will cooperate reasonably and in good faith with Triangle in all matters relating to his prior service with Triangle, including, but not limited to, in connection with any litigation or other legal proceedings. TCC (on its behalf and behalf of Triangle) agrees that, in requesting and scheduling any cooperation hereunder, it shall use its reasonable efforts to accommodate other professional and personal scheduling demands and obligations (including in connection with any employment Executive may have). TCC further agrees that it will reimburse Executive (or pay directly on his behalf) any reasonable out-of-pocket expenses incurred by Executive, at the direction of Triangle, in connection with providing such cooperation but Executive will not be entitled to additional compensation for such cooperation unless agreed upon expressly in writing by the CEO.

g.
Equitable Relief: Executive acknowledges that the restrictions set forth in this Agreement are fair and reasonable, and will not prevent him from earning a livelihood after his service with Triangle ceases. Executive recognizes that these restrictions are appropriate based on the special and unique nature of the services he has rendered, the access to Confidential Information that he has enjoyed and the risk of unfair competition that Triangle will face absent such restrictions. Executive agrees that his breach or threatened breach of any of the restrictions set forth herein will result in irreparable and continuing damage to Triangle for which there is no adequate remedy at law. Thus, in addition to TCC’s and Triangle’s rights to dispute hereunder, TCC and Triangle shall be entitled to obtain emergency equitable relief, including a temporary restraining order and/or preliminary injunction, in aid of arbitration, from any state or federal court of competent jurisdiction, without first posting a bond or other security, to restrain any such breach or threatened breach. Such relief shall be in addition to any and all other remedies, including damages, available to TCC and Triangle against Executive for such breaches or threatened breaches. Upon the issuance (or denial) of an injunction, the underlying merits of any dispute will be resolved in accordance with this Agreement. The duration of the obligations and restrictions in this Section 3 shall be extended (including beyond December 31, 2017) by the period of time in which the Executive is in breach of those obligations and restrictions, and the extended duration shall be measured from the date of the court order granting injunctive relief.

h.
Additional Remedies: If Executive breaches his covenants in this Agreement, then (i) TCC and Triangle shall have no further obligations to him hereunder (including but not limited to any obligation to make any further payments to him), (ii) TCC and

Triangle shall have all rights and remedies available to them under this Agreement and any applicable law, and (iii) all of Executive’s promises, covenants, representations, and warranties hereunder and under any arrangement to which he is a party or otherwise subject shall remain in full force and effect. The covenants in this Agreement become effective as of the date this Agreement was presented to Executive and any breach of the covenants after such date, even if prior to Executive’s execution of the Agreement, shall be considered a breach of this Agreement.

4.	Taxes.

a.	All amounts payable hereunder are subject to withholdings for taxes and other deductions as required by applicable law.

b.
The consideration set forth in Section 2 of the Agreement is intended to be exempt from, and to the extent not exempt from, compliant with, Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), and any ambiguity arising under this Agreement shall be interpreted in a manner consistent with that intent. Triangle is not liable for any tax, interest or penalties that may be imposed on Executive by Section 409A of the Code or any damages for failing to be exempt from or comply with Section 409A of the Code and does not guarantee any particular treatment under Code Section 409A. Each payment payable hereunder shall be treated as a separate and distinct payment for purposes of Section 409A of the Code.

5.
Release. For the consideration set forth in Section 2 of this Agreement, Executive, for Executive, Executive’s heirs, executors, administrators, agents, successors and assigns (hereinafter collectively referred to as the “Releasors”), hereby irrevocably, unconditionally and fully releases, acquits, and discharges TCC, its parents, subsidiaries, affiliates, insurers, predecessors, successors, and assigns, and their respective predecessors, parents, affiliates, subsidiaries, divisions, equity holders, members, managers, related entities, partners, general partners, officers, directors, officers, employees, legal advisors, representatives, trustees, benefits plans, lenders, investors and agents (all such persons, firms, corporations and entities being deemed beneficiaries hereof and are referred to herein as the “Company Entities”) from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, compensation, equity participation, equity rights, benefits, bonuses, controversies, agreements, liabilities, promises, claims, obligations, costs, losses, damages and demands of whatsoever character, in law or in equity, whether or not known, suspected or claimed, which the Releasors ever had, have, or may have from the beginning of time through the date Executive signs this Agreement, against the Company Entities arising out of or in any way related to Executive’s employment, directorship or stock ownership of Triangle or the termination of his employment or directorship with Triangle; including, but not limited to, claims arising under or relating to the Americans With Disabilities Act, the Age Discrimination in Employment Act (as amended by the Older Workers Benefit Protection Act), the National Labor Relations Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, the Equal Pay Act, the Fair Credit Reporting Act, the Genetic Information and Discrimination Act, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Acts of 1866, 1871 and 1991, including Section 1981-1988 of the Civil Rights Act, the Labor Management

Relations Act, the Vietnam Era Veterans Readjustment Act of 1974, the Rehabilitation Act of 1973, the Worker Adjustment and Retraining Notification Act, Section 806 of the Corporate and Criminal Fraud Accountability Act of 2002, the Immigration Reform Control Act, the Occupational Safety and Health Act, the Family and Medical Leave Act, each as may be amended, and/or any other federal, state or local human rights, civil rights, wage-hour, pension or labor law, rule, statute, regulation, constitution or ordinance and/or public policy, contract or tort law, or any claim of retaliation under such laws, or any claim of breach of any contract (whether express, oral, written or implied from any source), or any claim arising out of or in any way related to Executive’s employment or termination of employment with Triangle for intentional or negligent infliction of emotional distress, tortious interference with contractual relations, wrongful or abusive discharge, defamation, prima facie tort, fraud, negligence, loss of consortium, or any action similar thereto against the Company Entities, including any claim for attorneys’ fees (the “Release”); provided, however, that the Releasors do not waive any rights to seek (i) enforcement of this Agreement (including any amounts due under this Agreement), (ii) COBRA continuation coverage rights that are available under applicable law, (iii) indemnification and/or contribution or directors’ and officers’ insurance rights the Executive may have in respect of Executive’s employment or directorship with Triangle, and (iv) vested benefits, if any, of Executive under the terms any insured welfare or tax-qualified retirement benefit plan; and further provided, that the Releasors do not release any right to challenge, under the Older Worker's Benefit Protection Act, the knowing and voluntary nature of the release of any age claims in this Release, in court or before the Equal Employment Opportunity Commission (“EEOC”) or any right to file an administrative charge with the EEOC or any other similar federal, state, or local agency (provided, that any right to recover monetary damages or other personal relief in any proceeding will be released and waived), or any claims that cannot be waived by law.
By executing this Agreement and this Release, Executive acknowledges, represents and covenants that:

a.	This Release does not include claims arising after the date he executes this Agreement.

b.
Executive has had twenty-one (21) days to consider this Release’s terms (commencing from the presentation of the Agreement on September 26, 2016), and the parties agree that any amendments to such Agreement after the date of presentation do not require such consideration period to be extended. Executive may accept this Release by signing and returning the Agreement on or after October 1, 2016, to the CEO at TCC’s principal place of business. If this Agreement has not been signed and accepted by Executive by the close of business on October 17, 2016, it shall automatically expire.

c.
Executive understands that (A) except with respect to claims under the Age Discrimination in Employment Act (as amended by the Older Workers Protection Act) (“ADEA”), this Release is effective as of the date he signs this Agreement, and (B) with respect to the ADEA, this Release is effective as of the eighth (8th) day after the date Executive executes this Agreement, provided, however, that with respect to the ADEA the Executive has a seven (7) day revocation period (beginning on the date of execution) that expires at 5:00 pm ET on such seventh (7th) day. If Executive intends to revoke this Release with respect to the ADEA, Executive must advise the CEO on or before the expiration of the seven (7) day revocation period by delivering to the CEO at TCC’s principal place of business, written notification of Executive’s intention to revoke this Release with respect to the ADEA, which written notification makes specific reference to this Agreement. The “Effective Date” of this Agreement shall be the eighth (8th) day after the date Executive executes this Agreement, provided Executive has not revoked the Release.

d.
Executive has had a full and fair opportunity to review, consider and negotiate the terms of this Release;, Executive has been advised to seek the advice of an independent attorney of the Executive’s choosing (and cost) in connection with the Executive’s decision whether to accept this Agreement; Executive has reviewed this Agreement with advisors of the Executive’s choice (and, subject to Section 2(g), Executive’s cost); Executive has read and understands this Release; and Executive has signed this Agreement and the Release freely and voluntarily, without duress, coercion or undue influence and with full and free understanding of its terms.

e.
This Release is not intended, and will not be construed, as an admission that any of the Parties has violated any federal, state or local law (statutory or decisional), ordinance or regulation, breached any contract or committed any wrong whatsoever.

f.
For the purpose of implementing a full, knowing and complete release and discharge of Triangle regarding Executive’s employment or termination of employment with Triangle, this Release is intended to include in its effect, without limitation, all such claims which the Executive does not know or suspects to exist in the Executive’s favor at the time of execution hereof and this Release contemplates the extinguishment of any such claim or claims.

g.
In the event any charge, complaint, action or proceeding was or is filed on behalf of Executive in any agency, court or other forum against the Company Entities based on any conduct related to Executive’s employment or termination of employment with TCC or Triangle from the beginning of the world up to and including the date of this Release, no Releasor will accept any award, recovery, settlement or relief there from, provided that the foregoing does not limit Executive’s right to receive an award for information provided to the Securities Exchange Commission.

h.
Neither Executive nor any person acting on Executive’s behalf has filed or caused to be filed any lawsuit, complaint, or charge against any of the Company Entities in any court, any municipal, state or federal agency, or any other tribunal related to any claim released under this Release. Executive agrees that Executive will not, to the fullest extent permitted by law, sue or file a charge, complaint, grievance or demand for arbitration in any forum pursuing any claim released under this Release or assist or otherwise participate in any claim, arbitration, suit, action, investigation or other proceeding of any claim released hereunder.

i.
Executive has not assigned or conveyed to any other person or entity any part of or interest in any of the claims released in this Release. Executive further expressly waives any claim to any monetary or other damages or any other form of recovery in connection with any claim released in this Release or any proceeding that violates this Release.

j.
Triangle does not owe Executive any wages, bonuses, equity compensation, sick pay, personal leave pay, severance pay, vacation pay, or other compensation or payments, or continued coverage under any medical or other benefit policy or plan, qualified or non-qualified retirement benefits or forms of remuneration of any kind or nature, other than as specifically provided in Section 2 of this Agreement and other than accrued but unpaid base salary through the resignation date and vested benefits under any tax-qualified retirement benefit plan of Triangle.

k.
Executive has not suffered any known workplace injuries, occupational diseases or harassment; and Executive has not been retaliated against for reporting any allegations of wrongdoing by Triangle, or any of its or their respective officers or board members, including any allegations of corporate fraud.

6.	Miscellaneous.

a.
Unsecured Premise: The obligations of TCC to make payments of any unpaid amount or benefit hereunder shall be contractual only and all such payments shall be made from the general assets of TCC. Executive and his beneficiaries having or claiming a right to payments of any amount or benefit hereunder shall rely solely on the unsecured promise of TCC and shall be treated as no greater than an unsecured creditor of TCC, and nothing herein shall be construed to give any such individual any right, title, interest or claim in or to any specific asset, fund, reserve, account or property of any kind whatsoever owned by TCC or in which it may have any right, title or interest now or in the future.

b.
Assignment: This Agreement is personal in nature and Executive’s right to receive payments hereunder shall not be assignable or transferable, whether by pledge, creation of a security interest or otherwise, other than a transfer by will or by the laws of descent or distribution, and, in the event of any attempted assignment or transfer by Executive contrary to this Agreement, TCC shall have no liability to pay any amount so attempted to be assigned or transferred to any person other than to Executive, or, in the event of his death, his designated beneficiary or, in the absence of an effective beneficiary designation, his estate.

c.	Successors: This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto.

d.
Severable: In the event that any provision of this Agreement shall be held illegal, invalid or unenforceable for any reason, such term or provision shall be fully severable, but shall not affect the remaining terms and provisions of this Agreement, and the Agreement shall be construed and enforced as if the illegal, invalid, or unenforceable term or provision was not included herein. Notwithstanding the foregoing, if any provision of this Agreement is determined to be unenforceable as a matter of governing law, an arbitrator or reviewing court, as permitted by this Agreement, shall have the authority to “blue pencil” or otherwise modify such provision so as to render it enforceable while maintaining the parties’ original intent (as reflected herein) to the maximum extent possible. This Agreement shall be interpreted strictly in accordance with its terms, to the maximum extent permissible under governing law, and shall not be construed against or in favor of any party. Specifically, it is agreed that in interpreting or construing this Agreement no presumption will apply against one party by reason of the rule of construction that a document is to be construed more strictly against the party who prepared the document.

e.
References: For purposes of this Agreement, the connectives “and,” “or,” and “and/or” shall be construed either disjunctively or conjunctively as necessary to bring within the scope of a sentence or clause all subject matter that might otherwise be construed to be outside of its scope. All headings and section references used herein are for convenience only and do not constitute a part of this Agreement. Where specific language is used to clarify by example a general statement contained herein, such specified language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relies. “Including” shall be interpreted to mean “including, but not limited to.”

f.
Offsets: The obligation of TCC to make the payments hereunder to Executive may be reduced or set-off for any liability or amount which Executive owes Triangle, which reduction or set-off shall be effectuated in a manner consistent with Code Section 409A, as applicable.

g.	Law: This Agreement and the rights and obligations hereunder shall be governed by the laws of the State of North Carolina without giving effect to conflict of law principles.

h.
Arbitration: Except as provided in Section 3(g) above, any dispute concerning the validity, interpretation, enforcement, or breach of this Agreement or concerning your employment with or termination of your employment from TCC shall be submitted to binding arbitration before JAMS, Inc. for resolution; provided that the agreement to arbitrate shall not apply to claim or controversy which, by law, may not be the subject of mandatory arbitration, such as an administrative charge to any federal, state or local equal employment opportunity or fair employment practices agency or an administrative charge to the National Labor Relations Board. Such arbitration shall be conducted in Raleigh, North Carolina, and the arbitrator will apply North Carolina law, including federal law as applied in North Carolina courts (as applicable). The arbitration shall be conducted in accordance with the JAMS Employment Arbitration Rules, as modified by the terms set forth in this Agreement. Notwithstanding any provision of the JAMS Rules, any dispute over the formation, enforceability, validity, or severability of the arbitration provisions contained herein shall be resolved by a court of competent jurisdiction. The arbitration will be conducted by a single arbitrator, who shall be an attorney who specializes in the field of employment law and shall have prior experience arbitrating employment disputes. Either party shall have the right, within twenty (20) days of issuance of the arbitrator’s decision, to file with the arbitrator (and the arbitrator shall have jurisdiction to consider and rule upon) a motion to reconsider (accompanied by a supporting brief), and the other party shall have twenty (20) days from the date of the motion to respond. The arbitrator thereupon shall reconsider the issues raised by the motion and, promptly, either confirm or change the decision, which (except as provided by law) shall then be final, binding and conclusive upon the parties hereto, and judgment on the award may be confirmed and entered in any state or federal court in the State of North Carolina. The arbitration shall be conducted on a strictly confidential basis, and neither party shall disclose the existence of a claim, the nature of a claim, any documents, exhibits, or information exchanged or presented in connection with any such a claim, or the result of any arbitration (collectively, “Arbitration Materials”), to any third party, with the sole exception of potential witnesses in the arbitration, legal counsel, Executive’s immediate family, accountants or personal financial advisors, and Triangle’s employees and agents, all of whom shall be bound by the confidentiality terms of this agreement regarding the arbitration; and provided, further, that this confidentiality requirement shall not prevent Triangle from disclosing the existence of the claim, the amount of the claim and any other information deemed appropriate by Triangle’s counsel as necessary or appropriate to comply with securities laws. In the event of any court proceeding to challenge or enforce an arbitrator’s award, the parties hereto hereby consent to the exclusive jurisdiction of the state and federal courts in North Carolina and agree to venue in that jurisdiction. The parties hereto agree to take all steps reasonably necessary to protect the confidentiality of the Arbitration Materials in connection with any such proceeding, agree to file all Confidential Information (and documents containing such Confidential Information) under seal to the extent possible and agree to the entry of an appropriate protective order encompassing the confidentiality terms of this Agreement. Each party agrees to pay its own costs and fees in connection with any arbitration of a dispute arising under this Agreement, and any court proceeding arising therefrom, regardless of outcome, provided, that (1) TCC will pay the costs of the arbitrator to the extent necessary as a condition precedent to enforcing this arbitration obligation, and (2) the arbitrator or court may award reasonable attorneys’ fees and costs, including a share of the arbitrator’s fee, to a prevailing party; provided, however, that if any party prevails on a statutory claim that affords the prevailing party attorneys’ fees and litigation costs, or if there is a written agreement providing for attorneys’ fees and/or litigation costs, the arbitrator shall rule upon a motion for attorneys’ fees and/or litigation costs under the same standards a court would apply under the law applicable to the claim(s) at issue. Either party may bring an action in any state or federal court in the State of North Carolina to compel arbitration under this Agreement and to enforce an arbitration award.

i.
Entire Agreement: This Agreement contains the entire understanding and agreement between the parties hereto concerning the subject matter hereof and supersedes all prior agreements, term sheets, correspondences, understandings, discussions, negotiations and undertakings, whether written, oral or electronic, among them with respect thereto. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in a writing signed by Executive and the CEO. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time.

j.
Counterparts; Authorization: This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by facsimile or otherwise) to the other party, it being understood that all parties need not sign the same counterpart. Any counterpart or other signature hereupon delivered by facsimile or electronically shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party. TCC represents and warrants that it is authorized to sign this Agreement on behalf of Triangle.

BY SIGNING BELOW, EXECUTIVE REPRESENTS AND WARRANTS THAT EXECUTIVE HAS CAREFULLY READ AND FULLY UNDERSTANDS THE PROVISIONS OF THIS AGREEMENT INCLUDING THE RELEASE AND EXECUTIVE HAS HAD AN OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL. EXECUTIVE SIGNS EXECUTIVE’S NAME VOLUNTARILY AND WITH A FULL UNDERSTANDING OF ITS LEGAL CONSEQUENCES. EXECUTIVE HEREBY ACCEPTS AND AGREES TO ALL OF THE TERMS OF THIS RELEASE KNOWINGLY AND VOLUNTARILY.
IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date set forth below their signatures.

TRIANGLE CAPITAL CORPORATION            Executive
By:     \s\ E. Ashton Poole                     \s\ Brent P. W. Burgess
E. Ashton Poole                    Brent P. W. Burgess
President and Chief Executive Officer        October 17, 2016
October 18, 2016